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                                                                    Exhibit 10.3

                            STOCK OPTION AGREEMENT


      This Stock Option Agreement ("Option Agreement") is made and entered into as of February 12, 1996, by and among HARMONY HOLDINGS, INC., a Delaware Corporation ("Company") and GARY HOROWITZ ("Horowitz") and HARVEY BIBICOFF ("Bibicoff").

      1.   Grant of Option.  The Company, wishing to provide Horowitz an
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opportunity to purchase shares of the Company's Common Stock par value, $.01 per share ("Common Stock"), hereby grants to Horowitz and Horowitz hereby accepts a non-qualified option to purchase Two Hundred Twenty-Five Thousand (225,000) shares of Common Stock ("Option Shares") at a price of $1.50 per share
("Exercise Price") on the terms and conditions stated herein ("Option"). At the request of Horowitz, Company shall cooperate, in all reasonable ways, to allow Horowitz to exercise his Option through an established brokerage firm so as to enable Horowitz to effect a "cashless exercise" as that term is generally understood in the securities industry.

      2.   Term of Option.  Horowitz shall be entitled to purchase the "vested"
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Option Shares, in whole or in part (subject to (S)6) at any time and from time to time prior to 5:00 p.m. Los Angeles time on May 1, 1997, after which this Option shall expire and terminate and be of no force or effect.

      3.   Non-Transferability of Option.  Except as otherwise provided in this
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Option Agreement and except for a transfer to Horowitz' heirs, executors or administrators upon the death of Horowitz, the Option shall not be transferred, assigned, pledged, hypothecated or otherwise disposed of in any way, whether by operation of law or otherwise. The Option is exercisable only by Horowitz, regardless of any community property interest therein of the spouse of Horowitz. Notwithstanding anything to the contrary contained herein, in the event that Bibicoff has paid the Put Price to Horowitz for each of the Remaining Option Shares in accordance with Section 4 of this Option Agreement, Bibicoff may thereafter transfer, assign, pledge, hypothecate or otherwise dispose of the Option in any way, whether by operation of law or otherwise.

      4.   Put.
           ---

           4.1  Put.  Only from 8:00 a.m. Los Angeles time on August 15, 1996 to
                ---
5:00 p.m. Los Angeles time on August 26, 1996 ("Put Period"), Horowitz shall have the right to put the Option to Bibicoff ("Put") by giving written notice of the Put to Bibicoff during the Put Period. Such written notice shall state that Horowitz exercises his right to require Bibicoff to purchase the Option as provided in this Section 4 and shall specify the number of Option Shares as to which the Put is exercised. Upon delivery by Horowitz of such notice, Bibicoff shall be
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unconditionally obligated to purchase the Option or portion thereof for the purchase price provided herein.

           Within five (5) business days after the delivery of said notice to Bibicoff, Bibicoff shall pay to Horowitz, by cashier's check or wire transfer, an amount equal to One Dollar and Fifteen and 556/1000 Cents ($1.15556) ("Put Price") for each of the Option Shares underlying the Option with respect to which Horowitz has exercised the Put and has not previously exercised the Option ("Remaining Option Shares").

           4.2  Call.  If at any time up to and through the end of the Put
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Period, the Common Stock trades at Two Dollars and Seventy-Five Cents ($2.75)
per share or more ("Call Trigger"), Bibicoff shall have the right to purchase the Option or portion thereof by giving written notice thereof to Horowitz and specifying the number of Option Shares as to which the Call is exercised and, within seventy-two (72) hours of said notice, by delivering to Horowitz payment by cashier's check or wire transfer in an amount equal to the Put Price for each of the Remaining Option Shares. Upon delivery of such payment, Horowitz shall be deemed to have transferred the Option or portion thereof, and Bibicoff may exercise his rights under the Option or portion thereof at any time in accordance with this Option Agreement. By giving written notice thereof, Horowitz shall have the right to cancel Bibicoff's right to purchase under this
Section 4.2 at any time through and including noon Los Angeles time of the day following the date on which Bibicoff shall have provided notice of the Call to Horowitz; provided that upon Horowitz' cancellation of Bibicoff's Call right pursuant hereto, Horowitz' right to Put the Option (or portion thereof, as the case may be) to Bibicoff, pursuant to Section 4.1, shall thereupon expire and terminate.

           4.3 Security Interest.  In order to secure Bibicoff's obligation to
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pay Horowitz the aggregate Put Price as provided herein, Bibicoff grants to
Horowitz a security interest in 200,000 shares of unrestricted Common Stock of Harmony Holdings, Inc. pursuant to a Pledge Agreement entered into concurrently herewith between Bibicoff and Horowitz. Upon the failure of Bibicoff to pay Horowitz the aggregate Put Price as provided herein when due, Horowitz shall have all of the rights and remedies provided by the Uniform Commercial Code in effect in California, specifically including the right to sell the collateral after such default at a private sale and the right to be a purchaser at such private sale.

      5.   Adjustments.
           ------------

           5.1  Subdivisions or Combinations.  If, at any time during the term
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hereof, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, immediately following the record date fixed for the determination of holders of Common Stock subject to such stock dividend,
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subdivision or split-up, the number of shares of Common Stock issuable upon exercise of this Option shall be increased and the Exercise Price, Put Price and Call Trigger shall be decreased in proportion to such increase in outstanding shares. If, at any time during the term hereof, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then immediately following the record date for such combination, the number of shares of Common Stock issuable upon exercise of this Option shall be decreased and the Exercise Price, Put Price and Call Trigger shall be increased in proportion to such decrease in the outstanding shares.

           5.2  Reorganization; Merger; Sale of Assets.   If any capital
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reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then lawful and adequate provision shall be made whereby the holder of this Option shall thereafter have the right to purchase and receive, upon exercise of this Option and payment of the Exercise Price then in effect in lieu of the shares of the Common Stock then subject to this Option such shares of stock, securities or assets to which a holder of Common Stock deliverable upon exercise of this Option would have been entitled on such capital reorganization, reclassification, consolidation, merger or sale if this Option had been exercised immediately before such event. In any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Option to the end that the provisions hereof (including without limitation provisions for adjustments of the Exercise Price and of the number of shares purchasable upon the exercise of this Option) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

           5.3  Determination of Issuance Date in Certain Events.  In case the
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Company shall not set a record date of the holders of its Common Stock with respect to a dividend or other distribution payable in Common Stock or a subdivision, combination, reorganization, merger or other event specified in this Section 5, then the record date shall be deemed to be the date of the issuance of the shares of Common Stock deemed to have been issued or the effective date of such subdivision, combination, reorganization, merger or other event (as the case may be) specified in this Section 5.

           5.4  Minimum Adjustment.  The Exercise Price shall be subject to
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adjustment from time to time as hereinabove provided. No adjustment shall be made in an amount less than $.01 per share in the case of an adjustment to the Exercise Price or one-tenth (1/10) of a share in the case of an adjustment to the number of shares purchasable hereunder, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward
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shall amount to $.01 per share or more or one-tenth (1/10) of a share, as the case may be; provided, however, no fractional shares shall be issuable hereunder. The adjustment provisions hereunder shall similarly apply to successive combinations, stock splits, reorganizations, reclassification, consolidations and mergers.

      6.   Mechanics.  This Option may be exercised by Horowitz by giving
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written notice of exercise to the Company specifying the number of shares to be purchased, which in no event shall be less than Twenty-Five Thousand (25,000) and the total purchase price, accompanied by payment of such purchase price, in cash or by cashier's check made payable to Company. Nothing herein shall be construed to require Horowitz to exercise the Option as a condition to the exercise of the Put and receipt of the Put Price.

      7.   Withholding Taxes.  Company shall have the right to require Horowitz
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to pay to Company any and all sums equal to any taxes which Company may be required to withhold by reason of the Option or the Option Shares.

      8.   Rights Before Issuance and Delivery.  Horowitz shall not be entitled
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to the privileges of stock ownership with respect to the Option Shares unless and until such shares have been issued to Horowitz as fully paid shares.

      9.   Registration of Option Shares.  The Company has prepared a Form S-8
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Registration Statement ("Registration Statement") to be filed with the U.S.
Securities and Exchange Commission ("SEC") to register the shares underlying the Option. A copy of the Registration Statement has previously been delivered to Horowitz. The Registration Statement has been prepared and will be filed in accordance with the Rules and Regulations of the SEC. The Company shall transmit the Registration Statement for filing with the SEC in the same form as provided to Horowitz within 24 hours after the execution of the Consulting Agreement and this Option Agreement by the parties thereto and hereto.

      10.  Representations and Warranties; Additional Covenants
           ----------------------------------------------------

           10.1 The Company and Bibicoff each has the full power and authority to execute and deliver this Option Agreement and to consummate the transactions contemplated hereby. All necessary corporate proceedings on the part of the Company necessary to authorize this Option Agreement and the transactions contemplated hereby have been duly and validly taken. This Option Agreement and the transactions contemplated hereby have been duly and validly executed and delivered by each of the Company and Bibicoff and constitute the legal, valid and binding agreements and obligations of the Company and Bibicoff, enforceable against each in accordance with its terms.

           10.2 Neither the execution and deliver of this Option Agreement by the Company or Bibicoff nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision
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of the Articles of Incorporation or Bylaws of the Company, (ii) require any consent, approval, authorization or permit from, or, except for the filing of the Registration Statement, filing with or notification to, any United States or foreign governmental authority or other third party; (iii) result in a breach of the terms, conditions or provisions of, or constitute a default (or in an event which, upon notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of any agreement to which the Company or Bibicoff is a party or by which the Company, Bibicoff or their respective assets may be bound; or (iv) conflict with or result in a violation of any provision of (A) any statute, rule, regulation or ordinance which conflict or violation might have a material adverse impact on Horowitz or the ability of the Company or Bibicoff to perform their obligations hereunder, or (B) any material order, writ, injunction, award, decree, permit or license applicable to the Company or Bibicoff or any of their respective assets.

          10.3 Bibicoff has delivered to Horowitz a balance sheet of Bibicoff, dated April 1996 (the "Balance Sheet"). Bibicoff represents and warrants that the Balance Sheet is true, complete and accurate and fairly presents the financial position of Bibicoff as of its date. Horowitz shall not disclose the Balance Sheet or its contents to any person except as required by law.

          10.4 The Company acknowledges, represents and warrants that Horowitz is not, and as a result of the grant of the Option will not be, an "officer," "director," or "beneficial owner" of more than ten percent of the Company's Common Stock within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. There are a total of 5,693,198 shares of Common Stock outstanding as of February 12, 1996.

          10.5 Bibicoff acknowledges and agrees that his obligation to pay the Put Price upon timely and appropriate exercise by Horowitz of the Put in accordance with this Option Agreement, except as otherwise provided in Section 4 hereof or elsewhere in this Option Agreement, is unconditional and shall be enforceable notwithstanding (I) the price of the Company's Common Stock at the time of said exercise, (ii) any restrictions which are or may be imposed upon Bibicoff's ability to purchase or sell any of the company's securities, whether imposed by law, contract or otherwise, (iii) any action or omission by the Company in respect of its securities or otherwise affecting the price or trading activity in the Company's securities, and (iv) the unenforceability of the Option or the occurrence of any event which has reduced or eliminated the value of the Option or the Option Shares and (v) the consummation of any transaction described in Section 5.2 of this Option Agreement.

          10.6 The Company hereby unconditionally guarantees to Horowitz the due and punctual payment when due of the Put Price for the Option Shares payable by Bibicoff pursuant to Section 4 or Section 5 of this Option Agreement.
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      11.  Engagement Obligation.  Except as provided in the Consulting
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Agreement, nothing in this Agreement shall be construed to confer upon Horowitz any right to continued engagement by the Company or its affiliates or to restrict in any way the right of the Company or its affiliates.

      12.  Notices.  Any notice required or permitted under this Option
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Agreement shall be effective only if in writing and delivered in person, or mailed by certified or registered mail return receipt requested, or transmitted by facsimile transmission with electronic confirmation of receipt to the addressee's address or facsimile number set forth below (or such other address or facsimile number as the party changing its address specifies in a notice to the other party specifically referring to this section):

      If to Horowitz:      Gary Horowitz
                           13032 Sky Valley Road
                           Los Angeles, California 90049

      With copy to:        Parker, Milliken, Clark, O'Hara
                             & Samuelian
                           333 South Hope Street, 27th Floor
                           Los Angeles, California 90071
                           Fax:  213-683-6669
                           Attention:  Richard A. Clark, Esq.

      If to Company:       Harmony Holdings, Inc.
                           1990 Westwood Blvd., Suite 310
                           Los Angeles, California 90025
                           Attention: Harvey Bibicoff

      With copy to:        Silver & Freedman, APLC
                           1925 Century Park East, Suite 2100
                           Los Angeles, California  90067-2722
                           Fax:  (310) 556-0832
                           Attention:  Perry S. Silver, Esq.

      If to Bibicoff:      Harvey Bibicoff
                           c/o Harmony Holdings, Inc.
                           1990 Westwood Blvd., Suite 310
                           Los Angeles, California 90025

Notice shall be deemed given as of the date actually received by the last of the addressee party and that party's copy recipient to receive the notice as evidenced by acknowledgement of receipt, delivery in person, the date on the postal return receipt, or electronic confirmation in the case of facsimile transmissions.
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      13.  Attorneys Fees.  In the event that any action is instituted to
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enforce the obligations of the Company or Bibicoff hereunder, the prevailing party in such action shall be entitled to recover all reasonable costs and expenses incurred including without limitation, reasonable attorneys' fees and disbursements.

      14.  Miscellaneous.  This Option Agreement shall in all respects, be
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interpreted, construed and governed by in accordance with and consistent with the laws of the State of California applicable to agreements executed and to be wholly performed within the State of California. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision contained herein and any present or future statute, law, ordinance or regulation contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail but the provision of this document which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law. This Option Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute one and the same document. Whenever required by the context hereof, the singular shall be deemed to include the plural, the plural shall be deemed to include the singular; the masculine, the feminine and neuter gender shall be deemed to include the others. Each party agrees that he/she/it shall execute and, if appropriate, acknowledge any and all additional and other documents, checks, drafts, instruments and writings which may be reasonably necessary or reasonable to facilitate the purposes of this Option Agreement. All terms, conditions and covenants of this Option Agreement shall be applicable to and binding upon, and shall inure to the benefit of, each party's agents, principals, employees, attorneys, heirs, executors, administrators, assigns, entities in which such party has an interest, parents, subsidiaries, affiliates, predecessors and successors.

      IN WITNESS WHEREOF, the parties have entered into this Stock Option Agreement as of the date first written above.

                               "HOROWITZ":


                               _________________________________
                               GARY HOROWITZ


                               "COMPANY":

                               HARMONY HOLDINGS, INC.
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                               a Delaware Corporation


                               By_______________________________


                               "BIBICOFF":


                               _________________________________
                               HARVEY BIBICOFF